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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): July 12, 1999


                             WORLD COLOR PRESS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

                                    001-11802
                            (Commission File Number)

                                   37-1167902
                      (I.R.S. Employer Identification No.)

               THE MILL, 340 PEMBERWICK ROAD, GREENWICH, CT 06831
               (Address of principal executive offices)(Zip Code)

                                 (203) 532-4200
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  OTHER EVENTS


         On July 12, 1999, World Color Press, Inc. (the "Company"), Quebecor Printing Inc., a corporation amalgamated under the laws of Canada ("Quebecor Printing") and Printing Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Quebecor Printing ("Acquisition Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement").

         The Merger Agreement contemplates the acquisition of the Company by Quebecor Printing in two-steps, subject to the possibility of an alternative acquisition structure discussed in the next paragraph. In the first step, upon the terms and conditions set forth in the Merger Agreement, Acquisition Sub will commence a tender offer (the "Offer") to purchase for cash up to 23,500,000 (the "Maximum Number") of the outstanding shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") at a cash price of $35.69 per share of Common Stock. The Offer is conditioned, among other things, on (i) there being validly tendered and not withdrawn prior to the expiration of the Offer a number of shares of Common Stock (together with any shares of Common Stock owned by Qubecor Printing or Acquisition Sub) constituting greater than 50% of the voting power (determined on a fully-diluted basis), of all the securities of the Company entitled to vote generally in a merger (such condition, the "Minimum Condition") and (ii) any waiting periods under the Hart Scott Rodino Antitrust Improvements Act having expired or been terminated (such condition, the "HSR Condition"). In the second step, after the consummation of the Offer, Acquisition Sub will be merged with and into the Company, with the Company being the surviving corporation in the merger. Pursuant to the merger, if the Maximum Number of shares of Common Stock are purchased in the Offer, each issued and outstanding share of Common Stock (other than shares held in the treasury of the Company and shares owned by Acquisition Sub, which will be canceled without payment), will be converted into the right to receive 1.6455 subordinate voting shares of Quebecor Printing ("Subordinate Voting Shares"). In the event that less than the Maximum Number of shares of Common Stock is purchased in the Offer, each issued and outstanding share of Common Stock (other than shares canceled without payment as set forth above), will be converted into the right to receive an amount of cash and a number of Subordinate Voting Shares as set forth in Section 2.5(b) of the Merger Agreement.

         Notwithstanding the foregoing, pursuant to the Merger Agreement, if on September 13, 1999, either or both of the Minimum Condition or HSR Condition has not been satisfied, Acquisition Sub shall, unless Quebecor Printing and the Company otherwise agree, terminate the Offer. Following such termination of the Offer, the parties to the Merger Agreement shall seek to consummate the merger of Acquisition Sub with and into the Company in a one-step transaction pursuant to which each issued and outstanding share of Common Stock (other than shares canceled without payment as set forth above), will be converted into the right to receive (i)$22.00 in cash and (ii) .6311 Subordinate Voting Shares. As a result of such merger (or the merger described in the immediately preceding paragraph), the Company will become a wholly owned subsidiary of Quebecor Printing.

         Under the Merger Agreement, the Company has agreed not to solicit, initiate or encourage the submission of an alternative Acquisition Proposal (as such term is defined in the Merger Agreement). The Board of Directors of the Company may, however, respond to unsolicited Acquisition Proposals in a manner consistent with its fiduciary duties under

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applicable law. Among the actions which the Company may take in connection with an alternative Acquisition Proposal is to withdraw its recommendation of the transactions contemplated by the Merger Agreement or to enter into an agreement for the consummation of such alternative Acquisition Proposal. The Merger Agreement may by its terms be terminated under certain circumstances related to actions taken in connection with an alternative Acquisition Proposal, and the Merger Agreement provides that the Company will pay a termination fee to Quebecor Printing in the event the Merger Agreement is terminated under certain circumstances related to actions taken in connection with an Alternative Acquisition Proposal. In particular, if (A) any third party has on or prior to July 26, 1999 (x) made a bona fide unsolicited Acquisition Proposal (as such term is defined in the Merger Agreement) or (y) requested that the Company enter into negotiations or discussions concerning an Acquisition Proposal or possible Acquisition Proposal and has indicated a potential price or range of prices in connection therewith, and (B) a termination fee is required to be paid to Quebecor Printing as a result of the Company entering into a written agreement to accept an Acquisition Proposal with any such third party or such third party acquiring 50% or more of the outstanding shares of Common Stock, the amount of the termination fee to be paid by the Company to Quebecor Printing shall be $10,662,000. In each other circumstance, the amount of such termination fee shall be $42,648,000.

         A copy of the Merger Agreement is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

         Pursuant to a Stock Option Agreement dated as of July 12, 1999 between Quebecor Printing and the Company (the "Stock Option Agreement"), upon the terms and conditions of the Stock Option Agreement, the Company has granted to Quebecor Printing an option (the "Option") to purchase a number of shares of Common Stock at a price per share in cash of $35.69 in the event that a termination fee is required to be paid by the Company to Quebecor Printing pursuant to the Merger Agreement. In the event that a termination fee of $10,662,000 is required to be paid under the Merger Agreement, the Option shall be exercisable for 3,760,000 shares of Common Stock (representing approximately 9.9% of the outstanding shares of Common Stock) and in the event that a termination fee of $42,648,000 is required to be paid under the Merger Agreement, the Option shall be exercisable for 7,558,300 shares of Common Stock (representing approximately 19.9% of the outstanding shares of Common Stock). Notwithstanding the foregoing, under no circumstances shall the aggregate profit realized by Quebecor Printing in connection with (i) the applicable termination fee under the Merger Agreement and (ii) the Option exceed the amount of the applicable termination fee under the Merger
Agreement. In addition, the ability of Quebecor Printing to exercise the Option terminates upon the occurrence of certain events as set forth in the Stock Option Agreement. A copy of the Stock Option Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

         Pursuant to a Tender,Voting and Option Agreement (the "TVO Agreement") dated as of July 12, 1999 among APC Associates, GR Associates, WCP Associates, KKR Partners II, L.P., KKR Associates (collectively the "KKR Stockholders"), Robert G. Burton, Marc L. Reisch, Jennifer L. Adams, Robert B. Lewis, James E. Lillie (such individuals, together with KKR Stockholders, the "Stockholders") and Quebecor Printing, the Stockholders have agreed, among other things, to tender the shares of Common Stock owned by them in the Offer; provided that no
                                                              --------
Stockholder who is a natural person is required to tender any of such

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Stockholder's shares of Common Stock if such Stockholder would be subject to liability under Section 16 of the Securities Exchange Act of 1934, as amended. The Stockholders have further agreed to vote any such shares owned by them in favor of the merger, and against any action which would reasonably be expected to result in a failure of the conditions set forth in the Merger Agreement to be satisfied. Finally, subject to the terms and conditions of the TVO Agreement, the Stockholders have granted to Quebecor Printing an option to purchase all, but not less than all, of the Stockholders' shares of Common Stock at a price of $35.69 per share in cash. Such option is exercisable upon the occurrence of the same events that trigger the exercisability of the Option described above. In addition, in the event that Quebecor Printing receives any per share consideration in any sale or other disposition of shares of Common Stock purchased pursuant to exercise of such option that is in excess of $35.69 per share, Quebecor Printing shall immediately remit to the Stockholders on a pro rata basis 50% of such excess amount with respect to each share of Common Stock so sold or otherwise disposed of. The ability of Quebecor Printing to exercise the option to purchase the Stockholders' shares of Common Stock, and the obligation of the Stockholders to tender their shares of Common Stock into the Offer and vote such shares in favor of the merger, each terminate upon the occurrence of specified events as set forth in the TVO Agreement. A copy of the TVO Agreement is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

         A copy of the Company's and Quebecor Printing's joint press release dated July 12, 1999 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  2.1 Agreement and Plan of Merger, dated as of July 12, 1999, by and among World Color Press, Inc., Quebecor Printing Inc. and Printing Acquisition Inc.

                  10.1 Tender, Voting and Option Agreement dated as of July 12, 1999 by and among Quebecor Printing Inc. and each of the parties listed on the signature page thereto.

                  10.2 Stock Option Agreement dated as of July 12, 1999 between Quebecor Printing Inc. and World Color Press, Inc.

                  99.1     Press Release dated July 12, 1999.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WORLD COLOR PRESS, INC.

                                   By: /s/ Jennifer L. Adams
                                       ---------------------------------
                                       Name: Jennifer L. Adams
                                       Title: Vice Chairman, Chief
                                              Legal and Administrative Officer
                                              and Secretary




Date: July 13, 1999


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                                  EXHIBIT INDEX


Exhibit No.                               Exhibit
-----------                               -------

   2.1 Agreement and Plan of Merger, dated as of July 12, 1999, by and among World Color Press, Inc., Quebecor Printing Inc. and Quebecor Sub Inc.

   10.1 Tender, Voting and Option Agreement dated as of July 12, 1999 by and among Quebecor Printing Inc. and each of the parties listed on the signature page thereto.

   10.2 Stock Option Agreement dated as of July 12, 1999 between Quebecor Printing Inc. and World Color Press, Inc.

   99.1           Press Release dated July 12, 1999.